Exhibit 99.1

Contact:

Strategy

Shirish Jajodia

Corporate Treasurer

ir@microstrategy.com

Strategy Announces Fourth Quarter 2024 Financial Results;

Holds 471,107 BTC

•
74.3% “BTC Yield” KPI achieved in FY 2024 and 2.9% in QTD 2025
•
Revises annual BTC Yield target to a minimum of 15% for 2025
•
Announces new “BTC Gain” and “BTC $ Gain” KPIs
•
Announces an annual “BTC $ Gain” target of $10 billion for 2025

TYSONS CORNER, Va., February 5, 2025 - MicroStrategy® Incorporated d/b/a Strategy™ (Nasdaq: MSTR) (“Strategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first Bitcoin Treasury Company, today announced financial results for the three-month period ended December 31, 2024 (the fourth quarter of its 2024 fiscal year).

“Earlier today, we announced that we are now Strategy, a new name that powerfully and succinctly conveys the universal and global appeal of our company. Strategy is at the cutting edge of innovation, championing the two most transformative technologies of the 21st century: Bitcoin and AI. We have completed $20 billion of our $42 billion capital plan, significantly ahead of our initial timelines, while leading the digital transformation of capital in the financial markets. Looking ahead to the rest of 2025, we are well-positioned to further enhance shareholder value by leveraging the strong support from institutional and retail investors for our strategic plan,” said Phong Le, President and Chief Executive Officer.

“The fourth quarter of 2024 marked our largest ever increase in quarterly bitcoin holdings, culminating in the acquisition of 218,887 bitcoins acquired for $20.5 billion, since the end of Q3. We carried this strong momentum forward into Q1, raising an additional $584 million through the launch and upsize of the inaugural STRK convertible preferred offering which was supported by both institutional and retail investors. 2025 will take our evolution further with the introduction of the BTC $ Gain KPI and when we adopt fair value accounting for our bitcoin holdings with our Q1 results, transforming our financial results and bringing more transparency to the value generation and profitability of our treasury operations,” said Andrew Kang, Chief Financial Officer.

On August 7, 2024, the Company completed a 10-for-1 stock split of the Company’s class A and class B common stock. All prior period share and per share information presented herein has been retroactively adjusted to reflect the stock split.

Bitcoin Treasury Highlights

•
“BTC Yield” KPI: For the full year 2024, the Company’s BTC Yield was 74.3%. The Company is revising its 2025 target to achieve an annual BTC Yield of more than 15%. BTC Yield is a key performance indicator (“KPI”) that the Company uses to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. See “Important Information about BTC Yield, BTC Gain and BTC $ Gain KPIs” in this press release for the definition of BTC Yield and how it is calculated.
•
“BTC Gain” and “BTC $ Gain” KPIs: For the full year 2024, the Company’s BTC Gain was 140,538. The Company’s 2025 target is achievement of an annual BTC $ Gain of $10 billion. BTC Gain and BTC $ Gain are KPIs that the Company uses to assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. See “Important Information about BTC Yield, BTC Gain and BTC $ Gain KPIs” in this press release for definitions of BTC Gain and BTC $ Gain and how these metrics are calculated.

•
Digital Assets: As of December 31, 2024, the carrying value of the Company’s digital assets (comprised of approximately 447,470 bitcoins) was $23.909 billion. As of December 31, 2024, the original cost basis and market value of the Company’s bitcoin were $27.968 billion and $41.789 billion, respectively, which reflects an average cost per bitcoin of approximately $62,503 and a market price per bitcoin of $93,390, respectively. On January 1, 2025, we adopted ASU 2023-08. ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, with gains and losses from change in the fair value of our bitcoin recognized in net income each reporting period. As a result of our adoption of ASU 2023-08, as of January 1, 2025, we are required to apply a cumulative-effect net increase to the opening balance of our retained earnings of $12.745 billion.
•
At-the-Market Equity Offering Program: During the three months ended December 31, 2024, the Company issued and sold 42,308,443 shares of its class A common stock for aggregate net proceeds of approximately $15.1 billion. Between January 1, 2025 and February 2, 2025, the Company issued and sold an additional 6,487,654 shares of its class A common stock for aggregate net proceeds of approximately $2.4 billion. As of February 2, 2025, approximately $4.3 billion of the Company's class A common stock remained available for issuance and sale pursuant to its current at-the-market equity offering program.
•
Issuance of 2029 Convertible Notes: In November 2024, the Company issued $3.0 billion aggregate principal amount of 0% Convertible Senior Notes due 2029 (the “2029 Convertible Notes”) with an initial conversion price of $672.40 per share of class A common stock, for net proceeds of approximately $2.97 billion, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.
•
Issuance of Perpetual Strike Preferred Stock: In January 2025, the Company issued 7,300,000 shares of 8.00% Series A Perpetual Strike Preferred Stock (the “perpetual strike preferred stock”), at a public offering price of $80.00 per share for net proceeds of approximately $563.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses. The perpetual strike preferred stock has a liquidation preference of $100 per share and accumulates cumulative dividends on the liquidation preference at a fixed rate of 8.00% per annum.
•
Redemption and Conversions of 2027 Convertible Notes: On January 24, 2025, the Company announced that it delivered a notice of redemption (the “Redemption Notice”) to the trustee of its 0.0% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”) for redemption of all $1.05 billion in aggregate principal amount of the 2027 Convertible Notes then outstanding on February 24, 2025 (the “Redemption Date”). As a result of the delivery of the Redemption Notice, at any time prior to 5:00 p.m., New York City time, on February 20, 2025, the 2027 Notes are convertible, at the option of the holders of the 2027 Notes, at the applicable conversion rate of 7.0234 shares of the Company’s class A common stock per $1,000 principal amount (reflecting a conversion price of $142.38 per share). In the event that any holder delivers a conversion notice as provided in the indenture related to the 2027 Notes, the Company has elected to satisfy its conversion obligation with respect to each $1,000 principal amount of 2027 Notes by delivering solely shares of its class A common stock, together with cash in lieu of any fractional shares.
•
Increase in Authorized Class A Common Stock and Preferred Stock. In January 2025, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of class A common Stock from 330,000,000 to 10,330,000,000 and the number of authorized shares of preferred stock from 5,000,000 to 1,005,000,000.

Q4 2024 Software Business Highlights

•
Revenues:
o
Total revenues were $120.7 million, a 3.0% decrease year-over-year.
o
Subscription Services Revenues were $31.9 million, a 48.4% increase year-over-year.
o
Product licenses and subscription services revenues were $47.2 million, a 18.3% increase year-over-year.
o
Product support revenues were $58.4 million, an 10.8% decrease year-over-year.
o
Other services revenues were $15.1 million, an 20.8% decrease year-over-year.
•
Gross Profit: Gross profit was $86.5 million, representing a 71.7% gross margin, compared to $96.3 million, representing a gross margin of 77.3%, for the fourth quarter of 2023.

Other Q4 Financial Highlights

•
Operating Expenses: Operating expenses were $1.103 billion, a 693.2% increase year-over-year. Operating expenses include impairment losses on the Company’s digital assets, which were $1.006 billion, compared to $39.2 million in the fourth quarter of 2023.

•
Loss from Operations and Net (Loss) Income: Loss from operations was $1.016 billion, compared to $42.8 million for the fourth quarter of 2023. Net loss was $670.8 million, or $3.03 per share on a diluted basis, as compared to net income of $89.1 million, or $0.50 per share on a diluted basis, for the fourth quarter of 2023.
•
Cash and Cash Equivalents: As of December 31, 2024, the Company had cash and cash equivalents of $38.1 million, as compared to $46.8 million as of December 31, 2023, a decrease of $8.7 million.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three and twelve months ended December 31, 2024 and 2023. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in Strategy’s “Q4 2024 Earnings Presentation,” which will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations.

Strategy Dashboard

Strategy today announced that it is launching a dashboard on its website, to be available at strategy.com, as a disclosure channel to provide broad, non-exclusionary distribution of information regarding the Company to the public. Some of the information distributed through the website dashboard may be considered material information. The website dashboard will include information regarding market data for our securities and bitcoin, BTC Yield, BTC Gain and BTC $ Gain KPIs, bitcoin purchases, bitcoin holdings, capital markets activity, and other related information. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Conference Call

Strategy will be discussing its fourth quarter 2024 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About Strategy

MicroStrategy Incorporated d/b/a Strategy (Nasdaq: MSTR) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Non-GAAP Financial Measures

Strategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net (loss) income and non-GAAP diluted (loss) earnings per share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to Strategy’s long-term debt, gains and losses on debt extinguishment, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude certain foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

Strategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that Strategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to Strategy’s long-term debt, (iii) gains and losses on debt extinguishment, and (iv) related income tax effects. The third set of supplemental financial measures excludes changes resulting from certain fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. Strategy believes the use of these non-GAAP financial measures can also facilitate comparison of Strategy’s operating results to those of its competitors.

Important Information About BTC Yield, BTC Gain and BTC $ Gain KPIs

BTC Yield is a key performance indicator (“KPI”) that represents the percentage change, during a period, of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, where:

•
“Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.
•
“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs or that were to be issued pursuant to options that had been exercised or restricted stock units that have vested, but which in each case were pending issuance as of the dates presented.

BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.

BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin as of 4:00pm ET on the Coinbase exchange on the last day of the applicable period. The Company has selected 4:00pm ET on the last day of the applicable period as the date and time of determination of the market price of bitcoin solely for the purpose of facilitating this illustrative calculation.

The Company uses BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can be used to supplement an investor’s understanding of the Company’s decision of the manner in which it funds the purchase of bitcoin and the value created in a period by:

•
in the case of BTC Yield, comparing the rate of change in the Company’s bitcoin holdings as compared to the rate of change in the number of shares of its common stock and instruments convertible to common stock;
•
in the case of BTC Gain, hypothetically expressing the change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end the applicable period as compared to the beginning of such period; and
•
in the case of BTC $ Gain, further expressing that gain as a dollar value by multiplying that bitcoin-denominated gain by the market price of bitcoin at the end of the applicable period as described above.

When the Company uses these KPIs, management also takes into account the various limitations of these metrics, including that they do not take into account debt, preferred stock and other liabilities and claims on company assets that would be senior to common equity and that they assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.

Additionally, BTC Yield is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

BTC Gain and BTC $ Gain are not, and should not be understood as, operating performance measures or financial or liquidity measures. In particular, BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to the amount of bitcoins the Company holds and number of actual or potential shares of its stock outstanding, and as a result, the market value of the Company’s shares may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and neither BTC Yield, BTC Gain nor BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.

As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is using equity capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating these KPIs, the Company does not take into account the source of capital used for the acquisition of its bitcoin. The Company notes in particular, it has acquired bitcoin using proceeds from the offering of its 6.125% Senior Secured Notes due 2028 (which the Company has since redeemed), which were not convertible to shares of the Company’s common stock, as well as from the offerings of its convertible senior notes, which at the time of issuance had, and may from time-to-time thereafter have, conversion prices above the current trading prices of the Company’s common stock, or as to which the holders of such convertible notes may not then be entitled to exercise the conversion rights of the notes. Such offerings have had the effect of increasing the BTC Yield, BTC Gain and BTC $ Gain without taking into account the corresponding debt. Conversely, if any of the Company’s convertible notes mature or are redeemed without being converted into common stock, the Company may be required to sell shares in quantities greater than the shares such notes are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield, BTC Gain and BTC $ Gain due to changes in the Company’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield, BTC Gain and BTC $ Gain, respectively. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

In addition, we are required to pay dividends with respect to our perpetual strike preferred stock in perpetuity. We could pay these dividends with cash or by issuing shares of class A common stock. If we issue shares of class A common stock in lieu of paying dividends in cash, or if we issue shares of class A common stock for cash to fund the payment of dividends in cash, then we would experience an increase in our Assumed Diluted Shares Outstanding without a corresponding increase in our bitcoin holdings and a decrease in BTC Yield, BTC Gain and BTC $ Gain for the period in which such issuance of shares of class A common stock occurred.

The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in the bitcoin the Company holds.

The Company determines its KPI targets based on its history and future goals.  The Company’s ability to achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. These KPIs are merely supplements, not a substitute. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Forward-Looking Statements

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, our targets relating to our BTC Yield, BTC Gain and BTC $ Gain, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of bitcoin below the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences, including the potential taxation of unrealized gains on our bitcoin holdings; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic and current reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$15,256	$18,372	$48,567	$75,351
Subscription services	31,930	21,517	106,776	81,179
Total product licenses and subscription services	47,186	39,889	155,343	156,530
Product support	58,365	65,466	243,805	263,888
Other services	15,146	19,129	64,308	75,843
Total revenues	120,697	124,484	463,456	496,261
Cost of revenues
Product licenses	930	609	3,060	1,929
Subscription services	12,822	8,676	42,440	31,776
Total product licenses and subscription services	13,752	9,285	45,500	33,705
Product support	7,977	5,319	33,289	22,434
Other services	12,440	13,617	50,679	53,805
Total cost of revenues	34,169	28,221	129,468	109,944
Gross profit	86,528	96,263	333,988	386,317
Operating expenses
Sales and marketing	34,965	40,299	138,081	149,671
Research and development	25,691	30,158	118,486	120,530
General and administrative	36,237	29,353	140,537	115,312
Digital asset impairment losses	1,006,055	39,238	1,789,862	115,851
Total operating expenses	1,102,948	139,048	2,186,966	501,364
Loss from operations	(1,016,420)	(42,785)	(1,852,978)	(115,047)
Interest expense, net	(16,465)	(11,929)	(61,941)	(48,960)
(Loss) gain on debt extinguishment	0	0	(22,933)	44,686
Other income (expense), net	6,150	(5,930)	3,506	(5,204)
Loss before income taxes	(1,026,735)	(60,644)	(1,934,346)	(124,525)
Benefit from income taxes	(355,925)	(149,770)	(767,685)	(553,646)
Net (loss) income	$(670,810)	$89,126	$(1,166,661)	$429,121
Basic (loss) earnings per share (1):	$(3.03)	$0.58	$(6.06)	$3.14
Weighted average shares outstanding used in computing basic (loss) earnings per share	221,608	153,361	192,549	136,706
Diluted (loss) earnings per share (1):	$(3.03)	$0.50	$(6.06)	$2.64
Weighted average shares outstanding used in computing diluted (loss) earnings per share	221,608	183,757	192,549	165,662

(1) Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2024	2023*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,117	$46,817
Restricted cash	1,780	1,856
Accounts receivable, net	181,203	183,815
Prepaid expenses and other current assets	31,224	35,407
Total current assets	252,324	267,895

Digital assets	23,909,373	3,626,476
Property and equipment, net	26,327	28,941
Right-of-use assets	54,560	57,343
Deposits and other assets	75,794	24,300
Deferred tax assets, net	1,525,307	757,573
Total assets	$25,843,685	$4,762,528

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses, and operating lease liabilities	$52,982	$43,090
Accrued compensation and employee benefits	58,362	50,045
Accrued interest	5,549	1,493
Current portion of long-term debt, net	517	483
Deferred revenue and advance payments	237,974	228,162
Total current liabilities	355,384	323,273

Long-term debt, net	7,191,158	2,182,108
Deferred revenue and advance payments	4,970	8,524
Operating lease liabilities	56,403	61,086
Other long-term liabilities	5,379	22,208
Deferred tax liabilities	407	357
Total liabilities	7,613,701	2,597,556

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 226,138 shares issued and 226,138 shares outstanding, and 157,725 shares issued and 149,041 shares outstanding, respectively	226	24
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 19,640 shares issued and outstanding, and 19,640 shares issued and outstanding, respectively	20	2
Additional paid-in capital	20,411,998	3,957,728
Treasury stock, at cost; 0 shares and 8,684 shares, respectively	-	(782,104)
Accumulated other comprehensive loss	(15,384)	(11,444)
Accumulated deficit	(2,166,876)	(999,234)
Total stockholders’ equity	18,229,984	2,164,972
Total liabilities and stockholders’ equity	$25,843,685	$4,762,528

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2024	2023*
	(unaudited)
Net cash (used in) provided by operating activities	$(53,032)	$12,712
Net cash used in investing activities	(22,086,237)	(1,905,237)
Net cash provided by financing activities	22,132,641	1,889,886
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,148)	444
Net decrease in cash, cash equivalents, and restricted cash	(8,776)	(2,195)
Cash, cash equivalents, and restricted cash, beginning of year	48,673	50,868
Cash, cash equivalents, and restricted cash, end of year	$39,897	$48,673

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held *	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2022		$3,993,190	$(2,153,162)	$1,840,028	132,500	$30,137
Digital asset purchases	(a)	179,275		179,275	7,500	23,903
Digital asset impairment losses			(18,911)	(18,911)
Balance at March 31, 2023		$4,172,465	$(2,172,073)	$2,000,392	140,000	$29,803
Digital asset purchases	(b)	347,003		347,003	12,333	28,136
Digital asset impairment losses			(24,143)	(24,143)
Balance at June 30, 2023		$4,519,468	$(2,196,216)	$2,323,252	152,333	$29,668
Digital asset purchases	(c)	161,681		161,681	5,912	27,348
Digital asset impairment losses			(33,559)	(33,559)
Balance at September 30, 2023		$4,681,149	$(2,229,775)	$2,451,374	158,245	$29,582
Digital asset purchases	(d)	1,214,340		1,214,340	30,905	39,293
Digital asset impairment losses			(39,238)	(39,238)
Balance at December 31, 2023		$5,895,489	$(2,269,013)	$3,626,476	189,150	$31,168
Digital asset purchases	(e)	1,639,309		1,639,309	25,128	65,238
Digital asset impairment losses			(191,633)	(191,633)
Balance at March 31, 2024		$7,534,798	$(2,460,646)	$5,074,152	214,278	$35,164
Digital asset purchases	(f)	793,828		793,828	12,053	65,861
Digital asset impairment losses			(180,090)	(180,090)
Balance at June 30, 2024		$8,328,626	$(2,640,736)	$5,687,890	226,331	$36,798
Digital asset purchases	(g)	1,575,073		1,575,073	25,889	60,839
Digital asset impairment losses			(412,084)	(412,084)
Balance at September 30, 2024		$9,903,699	$(3,052,820)	$6,850,879	252,220	$39,266
Digital asset purchases	(h)	18,064,549		18,064,549	195,250	92,520
Digital asset impairment losses			(1,006,055)	(1,006,055)
Balance at December 31, 2024		$27,968,248	$(4,058,875)	$23,909,373	447,470	$62,503

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
In the first quarter of 2023, MicroStrategy purchased bitcoin using $179.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program.
(b)
In the second quarter of 2023, MicroStrategy purchased bitcoin using $336.9 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and $10.1 million from Excess Cash.
(c)
In the third quarter of 2023, MicroStrategy purchased bitcoin using $147.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and $14.4 million from Excess Cash.
(d)
In the fourth quarter of 2023, MicroStrategy purchased bitcoin using $1.201 billion of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and $13.4 million from Excess Cash.
(e)
In the first quarter of 2024, MicroStrategy purchased bitcoin using $782.0 million of the net proceeds from its issuance of the 2030 Convertible Notes, $592.3 million of the net proceeds from its issuance of the 2031 Convertible Notes, $137.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and $127.7 million from Excess Cash.
(f)
In the second quarter of 2024, MicroStrategy purchased bitcoin using $756.0 million of the net proceeds from its issuance of the 2032 Convertible Notes and $37.8 million from Excess Cash.
(g)
In the third quarter of 2024, MicroStrategy purchased bitcoin using $1.105 billion of the net proceeds from its sale of class A common stock under its at-the-market offering program, $458.2 million of the net proceeds from its issuance of the 2028 Convertible Notes, and $11.4 million from Excess Cash.
(h)
In the fourth quarter of 2024, MicroStrategy purchased bitcoin using $15.088 billion of the net proceeds from its sale of class A common stock under its at-the-market offering program, $2.974 billion of the net proceeds from its issuance of the 2029 Convertible Notes, and $2.7 million from Excess Cash.

Excess Cash refers to cash in excess of the minimum Cash Assets that MicroStrategy is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter *	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2022	132,500	$15,460.00	$2,048,450	$21,478.80	$2,845,941	$16,556.32	$2,193,712
March 31, 2023	140,000	$16,490.00	$2,308,600	$29,190.04	$4,086,606	$28,468.44	$3,985,582
June 30, 2023	152,333	$24,750.00	$3,770,242	$31,443.67	$4,789,909	$30,361.51	$4,625,060
September 30, 2023	158,245	$24,900.00	$3,940,301	$31,862.21	$5,042,035	$27,030.47	$4,277,437
December 31, 2023	189,150	$26,521.32	$5,016,508	$45,000.00	$8,511,750	$42,531.41	$8,044,816
March 31, 2024	214,278	$38,501.00	$8,249,917	$73,835.57	$15,821,338	$71,028.14	$15,219,768
June 30, 2024	226,331	$56,500.00	$12,787,702	$72,777.00	$16,471,691	$61,926.69	$14,015,930
September 30, 2024	252,220	$49,050.01	$12,371,394	$70,000.00	$17,655,400	$63,462.97	$16,006,630
December 31, 2024	447,470	$58,863.90	$26,339,829	$108,388.88	$48,500,772	$93,390.21	$41,789,317

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(1,016,420)	$(42,785)	$(1,852,978)	$(115,047)
Share-based compensation expense	19,335	19,716	77,124	69,571
Non-GAAP loss from operations	$(997,085)	$(23,069)	$(1,775,854)	$(45,476)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net (loss) income:
Net (loss) income	$(670,810)	$89,126	$(1,166,661)	$429,121
Share-based compensation expense	19,335	19,716	77,124	69,571
Interest expense arising from amortization of debt issuance costs	5,105	2,209	15,336	8,808
Loss (gain) on debt extinguishment	0	0	22,933	(44,686)
Income tax effects (1)	(62,138)	(8,600)	(243,102)	(6,062)
Non-GAAP net (loss) income	$(708,508)	$102,451	$(1,294,370)	$456,752

Reconciliation of non-GAAP diluted (loss) earnings per share (2):
Diluted (loss) earnings per share	$(3.03)	$0.50	$(6.06)	$2.64
Share-based compensation expense (per diluted share)	0.09	0.11	0.40	0.42
Interest expense arising from amortization of debt issuance costs (per diluted share) (3)	0.02	0.00	0.08	0.01
Loss (gain) on debt extinguishment (per diluted share)	0.00	0.00	0.12	(0.27)
Income tax effects (per diluted share) (3)	(0.28)	(0.05)	(1.26)	(0.02)
Non-GAAP diluted (loss) earnings per share	$(3.20)	$0.56	$(6.72)	$2.78

(1)
Income tax effects reflect the net tax effects of share-based compensation, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gains and losses on debt extinguishment.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and convertible notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.
(3)
For the three and twelve months ended December 31, 2023, interest expense from the amortization of issuance costs of the convertible notes has been added back to the numerator in the GAAP diluted earnings per share calculation, and therefore the per diluted share effects of the amortization of issuance costs of the convertible notes have been excluded from the “Interest expense arising from amortization of debt issuance costs (per diluted share)” and “Income tax effects (per diluted share)” lines in the above reconciliation for the three and twelve months ended December 31, 2023.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$15,256	$(239)	$15,495	$18,372	-17.0%	-15.7%
Subscription services	31,930	(5)	31,935	21,517	48.4%	48.4%
Total product licenses and subscription services	47,186	(244)	47,430	39,889	18.3%	18.9%
Product support	58,365	(241)	58,606	65,466	-10.8%	-10.5%
Other services	15,146	(31)	15,177	19,129	-20.8%	-20.7%
Total revenues	120,697	(516)	121,213	124,484	-3.0%	-2.6%

	Twelve Months Ended December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$48,567	$(504)	$49,071	$75,351	-35.5%	-34.9%
Subscription services	106,776	65	106,711	81,179	31.5%	31.5%
Total product licenses and subscription services	155,343	(439)	155,782	156,530	-0.8%	-0.5%
Product support	243,805	(214)	244,019	263,888	-7.6%	-7.5%
Other services	64,308	(43)	64,351	75,843	-15.2%	-15.2%
Total revenues	463,456	(696)	464,152	496,261	-6.6%	-6.5%

(1)
The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. “International revenues” refers to revenues from operations outside of the United States and Canada only where the functional currency is the local currency (i.e., excluding any location whose economy is considered highly inflationary).

(2)
The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.

(3)
The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2024	2023*
	(unaudited)
Current:
Deferred product licenses revenue	$1,777	$3,579
Deferred subscription services revenue	107,119	65,512
Deferred product support revenue	124,684	152,012
Deferred other services revenue	4,394	7,059
Total current deferred revenue and advance payments	$237,974	$228,162

Non-current:
Deferred product licenses revenue	$174	$0
Deferred subscription services revenue	2,263	3,097
Deferred product support revenue	2,111	4,984
Deferred other services revenue	422	443
Total non-current deferred revenue and advance payments	$4,970	$8,524

Total current and non-current:
Deferred product licenses revenue	$1,951	$3,579
Deferred subscription services revenue	109,382	68,609
Deferred product support revenue	126,795	156,996
Deferred other services revenue	4,816	7,502
Total current and non-current deferred revenue and advance payments	$242,944	$236,686

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

SEGMENT INFORMATION

(in thousands, unaudited)

MicroStrategy has one reportable operating segment, the “Software Business,” which is engaged in the design, development, marketing, and sales of the Company’s enterprise analytics software platform through cloud subscriptions and licensing arrangements and related services (i.e., product support, consulting, and education). The “Corporate & Other” category presented in the following tables is not considered an operating segment. It consists primarily of costs and expenses related to executing the Company’s bitcoin strategy and includes the impairment charges and other third-party costs associated with the Company’s bitcoin holdings, net interest expense primarily related to long-term debt obligations (the net proceeds of which were primarily used to purchase bitcoin), and income tax effects generated from the Company’s bitcoin holdings and related debt issuances. Segment assets allocated to the Corporate & Other category are the Company’s digital assets and deferred tax assets related primarily to digital asset impairment losses and interest expense.

	Three Months Ended December 31, 2024
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$120,697		$120,697
Total expenses	(127,641)	(1,009,476)	(1,137,117)
Loss from operations	$(6,944)	$(1,009,476)	$(1,016,420)
Interest expense, net		(16,465)	(16,465)
Income tax benefit	61,499	294,426	355,925
Other segment items to reconcile to net income (loss)	6,150		6,150
Net income (loss)	$60,705	$(731,515)	$(670,810)
Total assets, as of December 31, 2024	$743,190	$25,100,495	$25,843,685

	Three Months Ended December 31, 2023
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$124,484		$124,484
Total expenses	(127,247)	(40,022)	(167,269)
Loss from operations	$(2,763)	$(40,022)	$(42,785)
Interest expense, net		(11,929)	(11,929)
Income tax benefit	17,557	132,213	149,770
Other segment items to reconcile to net income	(5,930)		(5,930)
Net income	$8,864	$80,262	$89,126
Total assets, as of December 31, 2023	$470,353	$4,292,175	$4,762,528

	Year-Ended December 31, 2024
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$463,456		$463,456
Total expenses	(518,863)	(1,797,571)	(2,316,434)
Loss from operations	$(55,407)	$(1,797,571)	$(1,852,978)
Interest expense, net		(61,941)	(61,941)
Loss on debt extinguishment		(22,933)	(22,933)
Income tax benefit	226,961	540,724	767,685
Other segment items to reconcile to net income (loss)	3,506		3,506
Net income (loss)	$175,060	$(1,341,721)	$(1,166,661)
Total assets, as of December 31, 2024	$743,190	$25,100,495	$25,843,685

	Year-Ended December 31, 2023
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$496,261		$496,261
Total expenses	(492,703)	(118,605)	(611,308)
Income (loss) from operations	$3,558	$(118,605)	$(115,047)
Interest expense, net		(48,960)	(48,960)
Gain on debt extinguishment		44,686	44,686
Income tax benefit	10,553	543,093	553,646
Other segment items to reconcile to net income	(5,204)		(5,204)
Net income	$8,907	$420,214	$429,121
Total assets, as of December 31, 2023	$470,353	$4,292,175	$4,762,528